UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 26, 2023
PEOPLES FINANCIAL CORPORATION (Exact Name of Registrant as Specified in its Charter)

Mississippi (State or Other Jurisdiction of Incorporation)
001-12103 (Commission File Number)	64-0709834 (IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS (Address of Principal Executive Offices)	39530 (Zip Code)
(228) 435-5511 (Registrant’s Telephone Number, Including Area Code)
___________________________________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	PFBX	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Peoples Financial Corporation (the “Company”) was held on April 26, 2023. There were 4,678,186 shares of common stock outstanding and entitled to vote at the Annual Meeting and 4,134,020 shares of common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. First Coast Results, Inc., the independent inspector of elections for the 2023 Annual Meeting, provided a final voting report on May 1, 2023, certifying the following results:

PROPOSAL 1: ELECTION OF DIRECTORS

According to the tabulation of voting results, the following is a record of votes cast with respect to the election of Ronald G. Barnes, Padrick D. Dennis, Jeffrey H. O’Keefe, Paige Reed Riley, George J. Sliman, III and Chevis C. Swetman, each for a one-year term:

	For	Withheld
Board of Directors' Nominees:
Ronald G. Barnes	2,606,985	1,514,962
Padrick D. Dennis	2,614,973	1,514,778
Jeffrey H. O'Keefe	2,572,943	1,556,964
Paige Reed Riley	2,615,988	1,513,898
George J. Sliman, III	2,618,496	1,511,390
Chevis C. Swetman	2,530,201	1,599,746

Opposition Nominee:
Rodney H. Blackwell	1,573,284	2,425,338

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF POSTLETHWAITE AND NETTERVILLE

According to the tabulation of voting results, the shareholders ratified the appointment of Postlethwaite and Netterville as the Company’s independent registered public accountants for the year ending December 31, 2023:

For	Against	Abstain
3,649,053	480,924	4,043

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2023

PEOPLES FINANCIAL CORPORATION
By: /s/ Chevis C. Swetman
            Chevis C. Swetman
            Chairman, President and CEO